EXHIBIT 12

                                       TRANSAMERICA FINANCE CORPORATION
                                     SUPPLEMENTARY FINANCIAL INFORMATION
                             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                        (Dollar amounts in millions)

                                                                   Years Ended December 31,
                                             --------------------------------------------------------------------
                                                2000          1999         1998           1997          1996
                                             ------------  ------------  -----------  ------------  -------------

Fixed charges:
   Interest and debt expense............     $      604.0  $      456.2  $     382.2  $      354.4  $       314.2
   One-third of rent expense............             26.8          27.7         27.5          26.5           10.8
                                             ------------  ------------  -----------  ------------  -------------
                                             $      630.8  $      483.9  $     409.7  $      380.9  $       325.0
                                             ============  ============  ===========  ============  =============

Earnings:
   Net income before income taxes(1)....     $       51.8  $      313.2  $     305.7  $      233.1  $       259.9
   Fixed charges........................            630.8         483.9        409.7         380.9          325.0
                                             ------------  ------------  -----------  ------------  -------------
                                             $      682.6  $      797.1  $     715.4  $      614.0  $       584.9
                                             ============  ============  ===========  ============  =============

Ratio of earnings to fixed charges......             1.08          1.65         1.75          1.61          1.80

------------------

(1) Net income for 1997 and 1996 excludes income (loss) from the consumer lending operation of $161.8 million and ($45.2) million, respectively, which was accounted for as a discontinued operation.